UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2006
HOME CITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-21809	34-1839475

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2454 N. Limestone Street, Springfield, Ohio		45503

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (937) 390-0470

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On October 20, 2006, Home City Financial Corporation filed with The NASDAQ Stock Market notice that it will voluntarily withdraw its common shares, no par value per share, from listing on The NASDAQ Capital Market effective prior to the opening of trading on October 31, 2006. HCFC reported that it expects to file a Form 25 with respect to the delisting with the Securities and Exchange Commission on or about October 31, 2006. HCFC has not arranged for the common shares to be listed on any other securities exchange.
HCFC is delisting its shares in connection with the reverse and forward stock splits that are scheduled to be voted on by HCFC’s shareholders on October 27, 2006. If the stock splits are approved by the shareholders, HCFC intends to make the splits effective on or about October 27, 2006, and thereafter to terminate the registration of its common shares under the Securities Exchange Act of 1934. In the event that the stock splits are not consummated for any reason, HCFC will reconsider its decision to voluntarily delist.
Section 8 — Other Events
Item 8.01 Other Events.
The information set forth under Item 3.01 of this Report is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME CITY FINANCIAL CORPORATION

By:	/s/ J. William Stapleton

J. William Stapleton President, Chief Executive Officer & Chief Operating Officer
Date: October 20, 2006